Mueller Industries, Inc. Reports Fiscal 2023 Fourth Quarter and Full Year Results

COLLIERVILLE, Tenn., February 6, 2024 -- Mueller Industries, Inc. (NYSE: MLI) today reported 2023 fourth quarter and full year results.

For the Fourth Quarter 2023 versus Fourth Quarter 2022:
•Net income:            $119.2 million vs $138.9 million, down 14.2%.
•Earnings before taxes:     $177.9 million vs $185.9 million, down 4.3%.
•Net sales:            $732.4 million vs $877.6 million, down 16.5%.
•Diluted EPS:            $1.05 vs $1.23, down 14.6%.

For the Full Year 2023 versus the Full Year 2022:
•Net income:            $602.9 million vs $658.3 million, down 8.4%.
•Earnings before taxes:        $845.2 million vs $876.0 million, down 3.5%.
•Net sales:            $3.4 billion vs $4.0 billion, down 14.1%.
•Diluted EPS:            $5.30 vs $5.82, down 8.9%.

Fourth Quarter*/Year-End Financial and Operating Commentary:
•The net sales decline of $145.2 million in the fourth quarter was primarily attributable to lower demand in most segments and markets, particularly those products that are predominantly used in new residential construction. Fluctuations in COMEX copper prices had a nominal impact on the change in net sales.
•The Company generated $174.3 million of cash from operations in the fourth quarter, and $672.8 million for the year.
•Year-end cash and short-term investments totaled $1.3 billion, and our current ratio is 6.4 to 1.
•During the quarter, we recorded a reserve of $11.6 million related to a pending legal matter at unconsolidated affiliate, Tecumseh Products Company, which is currently under appeal.
•We have yet to recognize any insurance recovery for the significant losses we have incurred as a result of the tornado that destroyed our copper fittings operations in Covington, Tennessee. We anticipate doing so sometime during the latter half of 2024, once the business is back and operational.
* For context, the Company’s current fourth quarter includes 13 weeks of results, as compared to the 14 weeks reported for the fourth quarter of 2022, the business’ most profitable fourth quarter on record.

Regarding the quarter performance and outlook, Greg Christopher, Mueller’s CEO said, “Our team performed exceptionally well on all fronts and delivered another quarter of excellent earnings and cash generation, despite reduced demand. Importantly, the structural changes we have made to improve gross margins are showing durability, and our manufacturing platform is well balanced for both current demand levels, as well as higher levels of demand when conditions improve.

Our business outlook is positive. There continues to be pent up demand for residential housing and needed investment in U.S. infrastructure. As rising interest rates and inflation begin to recede, demand will return as building construction activity is reignited.
Our strong cash flows and tremendous cash balance provide us the resources to execute on our strategic plans. Our top priorities are ensuring our operations are well capitalized to remain a low-cost producer, and pursuing acquisitions that strengthen our core and create greater growth avenues.
We are well positioned for long-term growth and to deliver superior returns to our shareholders.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands, except per share data)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Net sales	$732,377	$877,581	$3,420,345	$3,982,455

Cost of goods sold	536,383	620,800	2,433,511	2,864,862
Depreciation and amortization	9,250	10,738	39,954	43,731
Selling, general, and administrative expense	51,184	55,630	208,172	196,713
Gain on sale of businesses	—	—	(4,137)	—
Impairment charges	324	—	6,258	—
Gain on insurance settlement	—	—	(19,466)	—

Operating income	135,236	190,413	756,053	877,149

Interest expense	(713)	(144)	(1,221)	(810)
Interest income	13,642	4,838	38,208	6,457
Realized and unrealized gains on short-term investments	21,503	—	41,865	2,918
Gain on extinguishment of NMTC liability	7,534	—	7,534	—
Environmental income (expense)	202	349	(825)	(1,298)
Pension plan termination expense	—	(13,100)	—	(13,100)
Other income, net	471	3,592	3,618	4,715

Income before income taxes	177,875	185,948	845,232	876,031

Income tax expense	(46,440)	(49,798)	(220,762)	(223,322)
(Loss) income from unconsolidated affiliates, net of foreign tax	(12,139)	4,085	(14,821)	10,111

Consolidated net income	119,296	140,235	609,649	662,820

Net income attributable to noncontrolling interests	(58)	(1,329)	(6,752)	(4,504)

Net income attributable to Mueller Industries, Inc.	$119,238	$138,906	$602,897	$658,316

Weighted average shares for basic earnings per share	111,556	111,284	111,420	111,558
Effect of dilutive stock-based awards	2,425	1,434	2,242	1,552

Adjusted weighted average shares for diluted earnings per share	113,981	112,718	113,662	113,110

Basic earnings per share	$1.07	$1.25	$5.41	$5.90

Diluted earnings per share	$1.05	$1.23	$5.30	$5.82

Dividends per share	$0.150	$0.125	$0.600	$0.500

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Summary Segment Data:

Net sales:
Piping Systems Segment	$513,938	$567,039	$2,382,573	$2,730,084
Industrial Metals Segment	125,363	146,322	577,875	644,689
Climate Segment	103,933	170,551	500,790	650,307
Elimination of intersegment sales	(10,857)	(6,331)	(40,893)	(42,625)

Net sales	$732,377	$877,581	$3,420,345	$3,982,455

Operating income:
Piping Systems Segment	$113,634	$131,056	$569,239	$671,062
Industrial Metals Segment	14,972	22,960	76,379	82,464
Climate Segment	25,963	53,158	171,864	188,067
Unallocated expenses	(19,333)	(16,761)	(61,429)	(64,444)

Operating income	$135,236	$190,413	$756,053	$877,149

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$1,170,893	$461,018
Short-term investments	98,146	217,863
Accounts receivable, net	351,561	380,352
Inventories	380,248	448,919
Other current assets	39,173	26,501

Total current assets	2,040,021	1,534,653

Property, plant, and equipment, net	385,165	379,950
Operating lease right-of-use assets	35,170	22,892
Other assets	298,945	304,904

	$2,759,301	$2,242,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$796	$811
Accounts payable	120,485	128,000
Current portion of operating lease liabilities	7,893	4,942
Other current liabilities	187,964	214,542

Total current liabilities	317,138	348,295

Long-term debt	185	1,218
Pension and postretirement liabilities	12,062	13,055
Environmental reserves	15,030	16,380
Deferred income taxes	19,134	16,258
Noncurrent operating lease liabilities	26,683	16,880
Other noncurrent liabilities	10,353	16,349

Total liabilities	400,585	428,435

Total Mueller Industries, Inc. stockholders’ equity	2,337,445	1,790,914
Noncontrolling interests	21,271	23,050

Total equity	2,358,716	1,813,964

	$2,759,301	$2,242,399

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
(In thousands)	December 30, 2023	December 31, 2022

Cash flows from operating activities
Consolidated net income	$609,649	$662,820
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	40,824	44,088
Stock-based compensation expense	23,131	17,801
Provision for doubtful accounts receivable	(84)	323
Loss (income) from unconsolidated affiliates	14,821	(10,111)
Gain on sale of businesses	(4,137)	—
Unrealized gain on short-term investments	(24,765)	—
Gain on disposals of assets	(1)	(6,373)
Insurance proceeds - noncapital related	9,854	1,646
Gain on sale of securities	(17,100)	—
Gain on insurance settlement	(19,466)	—
Impairment charges	6,258	—
Gain on extinguishment of NMTC liability	(7,534)	—
Deferred income tax expense (benefit)	4,790	(3,880)
Changes in assets and liabilities, net of effects of businesses acquired and sold:
Receivables	30,915	82,713
Inventories	67,903	(24,189)
Other assets	(20,700)	(8,971)
Current liabilities	(40,606)	(26,633)
Other liabilities	(3,497)	(7,564)
Other, net	2,511	2,273

Net cash provided by operating activities	672,766	723,943

Cash flows from investing activities
Proceeds from sale of assets, net of cash transferred	279	7,850
Purchase of short-term investments	(106,231)	(217,863)
Proceeds from the sale of securities	55,454	—
Proceeds from the maturity of short-term investments	217,863	—
Capital expenditures	(54,025)	(37,639)
Insurance proceeds - capital related	24,646	3,354
Dividends from unconsolidated affiliates	1,093	2,295
Investments in unconsolidated affiliates	(3,999)	—

Net cash provided by (used in) investing activities	135,080	(242,003)

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(Unaudited)

	For the Year Ended
(In thousands)	December 30, 2023	December 31, 2022

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(66,868)	(55,787)
Dividends paid to noncontrolling interests	(9,312)	(7,248)
Repayments of long-term debt	(241)	(204)
(Repayment) issuance of debt by consolidated joint ventures, net	(30)	67
Repurchase of common stock	(19,303)	(38,054)
Net cash (used) received to settle stock-based awards	(8,755)	(1,429)

Net cash used in financing activities	(104,509)	(102,655)

Effect of exchange rate changes on cash	5,590	(4,365)

Increase in cash, cash equivalents, and restricted cash	708,927	374,920
Cash, cash equivalents, and restricted cash at the beginning of the year	465,296	90,376

Cash, cash equivalents, and restricted cash at the end of the year	$1,174,223	$465,296